                                                                      EXHIBIT 5

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL


                    {LETTERHEAD OF PRESTON GATES & ELLIS LLP}



                                  June 28, 1999


OnHealth Network Company
808 Howell Street, Suite 400
Seattle, Washington 98101

         Re:  OnHealth Network Company 1997 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel to OnHealth Network Company (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $.01 (the "Shares"), options underlying which will be or have been awarded to certain employees, consultants and directors under the above-referenced Plan. In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company, and applicable committees of the Board of Directors, relating to the issuance of the options and the proposed registration of the Shares issuable on the exercise of such options, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                Very truly yours,

                                                     PRESTON GATES & ELLIS LLP


                                                     By \s\ GARY J. KOCHER
                                                        -------------------
                                                          Gary J. Kocher